Exhibit 99.1

AITX Announces Formation of New Subsidiary, Robotic Assistance Devices Residential, Inc. (RAD-R), to Launch Innovative Residential Security Solutions

Detroit, Michigan, April 3, 2024 — Artificial Intelligence Technology Solutions, Inc., (the “Company”) (OTCPK:AITX), a global leader in AI-driven security and productivity solutions, is thrilled to announce the formation of a new subsidiary, Robotic Assistance Devices Residential, Inc. (RAD-R), as part of its strategic expansion into the residential security market. Filed for incorporation in Nevada on April 2, 2024, RAD-R is set to introduce its first consumer product based on the technology and success of AITX’s widely acclaimed ROSA product from RAD-I (Robotic Assistance Devices, Inc.).

RAD-R joins the AITX family of wholly owned subsidiaries, alongside RAD-I, RAD-M (Robotic Assistance Devices Mobile, Inc.), and RAD-G (Robotic Assistance Devices Group, Inc.), marking a significant milestone in AITX’s continued growth and innovation in AI-driven security solutions. The launch of RAD-R’s new product, details of which are to be released in the coming months, signifies AITX’s commitment to leveraging its technological prowess to enhance security in the residential sector.

In anticipation of the initial product launch, RAD-R is expected to initiate a limited pilot program that will include RAD team members and select users from the general public in the United States. This strategic move will enable RAD-R to refine and tailor its offering to meet the specific needs and preferences of residential users, ensuring a robust and user-centric solution.

Initially, RAD-R will be staffed by team members from RAD-I, leveraging the existing talent and expertise within the AITX family to drive the new subsidiary’s operations and product development. The appointment of a Company President for RAD-R will be announced in the near future. Until then, the subsidiary will benefit from the shared resources and collective expertise of existing RAD-I team members.

The technology underpinning RAD-R’s forthcoming product will be derivative of RAD-I’s successful platforms, utilizing its own instances of cloud services and related processes to ensure optimal performance and security. The Company is poised to operate with distinct operational processes while benefiting from the technological foundation and innovation culture that AITX and its subsidiaries are known for.

Steve Reinharz, CEO of AITX, expressed his excitement about the new venture, stating, “The launch of RAD-R represents a pivotal evolution in our mission to redefine security through artificial intelligence. By extending our innovative solutions to the residential market, we are not only expanding our reach, but also addressing the growing demand for advanced, AI-driven security in homes across America.”

RAD-R’s financial results will be reported as part of the AITX roll-up in addition to specific reporting in order to provide stakeholders with transparent insight into the subsidiary’s performance and contributions to the overall success of AITX.

Further details about RAD-R’s product launch and pilot program will be shared in the coming months, as AITX and RAD-R continue to pave the way for the future of residential security.

About Artificial Intelligence Technology Solutions (AITX)

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX’s RAD-I, RAD-R, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.stevereinharz.com, www.radgroup.ai, www.raddog.ai, and www.radlightmyway.com, or follow Steve Reinharz on Twitter @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the “Company”). This publication contains forward-looking statements, which are not guarantees of future performance and may involve subjective judgment and analysis. The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company’s future revenues, results of operations, or stock price.

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Steve Reinharz

949-636-7060

@SteveReinharz